UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2004

Kyphon Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49804	77-0366069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 548-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director.

On September 30, 2004, Kyphon Inc. announced the appointment of Louis J. Lavigne, Jr., to its board of directors (the “Board”). Mr. Lavigne will serve as Chairman of the Audit Committee of the Board and will also serve as a member of the Board’s Nominating and Corporate Governance Committee. Mr. Lavigne’s membership on the Board is effective October 1, 2004.

Mr. Lavigne is the executive vice president and chief financial officer of Genentech, Inc. (NYSE: DNA). Mr. Lavigne joined Genentech in July 1982, was named controller in 1983 and, in this position, built Genentech’s operating financial functions. In 1986, he was promoted to vice president and assumed the position of chief financial officer in September 1988. He was named senior vice president in July 1994 and was promoted to executive vice president in March 1997. Genentech is a leading, publicly traded biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant, unmet medical needs.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYPHON INC.

By:	/s/ Richard W. Mott
Name:	Richard W. Mott
Title:	President and Chief Executive Officer

Date: September 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 30, 2004.